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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-04947, 333-25717, 333-46357, 333-50509, 333-62599, and 333-51588 all on Form
S-3 and 333-32579 and 333-66041 all on Form S-8 of FelCor Lodging Trust Incorporated of our report on the combined financial statements of Bristol Hotels & Resorts Tenant Companies dated March 9, 2001, appearing in this Annual Report on Form 10-K of FelCor Lodging Trust Incorporated for the period ended December 31, 2000.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 30, 2001